Exhibit 99.1

Contact:	Stephen F. Carman, VP/Treasurer	(609) 631-6222 or carmans@ynb.com
	Leonardo G. Zangani	(908) 788- 9660 or office@zangani.com
	YNB’s website	www.ynb.com
	Investor Relations website	www.zangani.com

YNB Announces Quarterly Cash Dividend

Hamilton, N.J.  September 27, 2007, Yardville National Bancorp (NASDAQ: YANB) announced that the Board of Directors declared during their regularly scheduled meeting on September 26, 2007 a cash dividend of $0.115 per share payable on October 24, 2007 to shareholders of record as of October 10, 2007.  This dividend marks the 56th consecutive quarter in which YNB has paid a regular cash dividend to its shareholders.

With $2.56 billion in assets as of June 30, 2007, YNB serves individuals and small- to mid-sized businesses in the dynamic New York City-Philadelphia corridor. YNB has a network of 35 branches in Mercer, Hunterdon, Somerset, Middlesex, Burlington, and Ocean counties in New Jersey and Bucks County in Pennsylvania.  Headquartered in Mercer County, YNB emphasizes commercial lending and offers a broad range of lending, deposit and other financial products and services. The Common Stock of YNB, of which there are approximately 11.3 million shares outstanding, is traded on the NASDAQ Global Select Market under the symbol “YANB.”  For more information on YNB please visit our web site at www.ynb.com.

Cash Dividend History:
September 19, 2007                             $0.115
June 29, 2007                                         0.115
March 28, 2007                                      0.115
December 27, 2006                                0.115

Cautionary Statement Regarding Forward-Looking Statements

This press release and other statements made from time to time by YNB’s management contain express and implied statements relating to YNB’s future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations may not be achieved.  Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to: adverse changes in our loan quality and the resulting credit risk-related losses and expenses; levels of our loan origination volume; the results of our efforts to implement our retail strategy and attract core deposits; compliance with laws and regulatory requirements, including our formal agreement with the Office of the Comptroller of the Currency, and compliance with NASDAQ standards; interest rate changes and other economic conditions; proxy contests and litigation; continued relationships with major customers; competition in product offerings and product pricing; adverse changes in the economy that could increase credit-related losses and expenses; adverse changes in the market price of our common stock; and other risks and uncertainties detailed from time to time in our filings with the United States Securities and Exchange Commission (the “SEC”), as well as other risks and uncertainties detailed from time to time in statements made by our management.  YNB assumes no obligation to update or supplement forward- looking statements except as may be required by applicable law or regulation.

Additional Information About The PNC Merger

YNB shareholders are urged to read the proxy statement/prospectus regarding the proposed merger of The PNC Financial Services Group, Inc. ("PNC") and YNB, which was first mailed to YNB shareholders on or about September 5, 2007, because it contains important information.  They may obtain a free copy of the proxy statement/prospectus and other related documents filed by PNC and Yardville with the Securities and Exchange Commission (SEC) at the SEC’s web site at http://www.sec.gov.  In addition, documents filed with the SEC by PNC will be available free of charge from Shareholder Relations at (800) 843-2206.  Documents filed with the SEC by YNB will be available free of charge from YNB by contacting Howard N. Hall, Assistant Treasurer's Office, 2465 Kuser Road, Hamilton, NJ 08690 or by calling (609) 631-6223.

The directors, executive officers, and certain other members of management and employees of YNB are participants in the solicitation of proxies in favor of the merger from the shareholders of YNB. Information about the directors and executive officers of YNB is set forth in its Annual Report on Form 10-K filed on March 30, 2007 for the year ended December 31, 2006, as amended by the Form 10-K/A filed on May 10, 2007. Additional information regarding the interests of such participants are included in the proxy statement/prospectus and will be included in other relevant documents filed with the SEC when they become available.